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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 16, 1999, except as to the information in Note 13, for which the date is December 20, 1999, relating to the financial statements of net.Genesis Corp., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 21, 1999